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                                                                     Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      ATLANTIC EXPRESS TRANSPORTATION CORP.

                Under Section 807 of the Business Corporation Law

            ATLANTIC EXPRESS TRANSPORTATION CORP., a corporation organized and existing under the laws of the State of New York, does hereby certify as follows:

            FIRST: That the name of the Corporation is ATLANTIC EXPRESS TRANSPORTATION CORP. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of New York was December 20, 1996.

            SECOND: That this Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of this Corporation as follows:

            1.    By adding Section headings;

            2. By adding a new Article VI with respect to the power of the Board of Directors and the number and qualifications of Directors;

            3. By amending former Article VI concerning indemnification of directors, officers and others and renumbering such article as a new Article VII;

            4. By amending former Article VII concerning personal liability of directors with a new Article VIII entitled "Director Liability to the Corporation".

            5.    By adding new Article IX and X and by renumbering former
                  Article VIII as a new Article XI.

            THIRD: That the text of the Certificate of Incorporation of Atlantic Express Transportation Corp. is hereby amended and restated, to read in full as follows:

                                    ARTICLE I

                                      NAME

            The name of this Corporation is ATLANTIC EXPRESS TRANSPORTATION
CORP.
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                                   ARTICLE II

                               CORPORATE PURPOSES

            The purposes for which this corporation is formed are as follows:

To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law. This Corporation is not formed to engage in any act or activity for which approval by any state department, official, board, agency or other body is required without first being obtained.

The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.

                                   ARTICLE III

                                REGISTERED OFFICE

            The office of the Corporation is to be located in the County of Richmond, State of New York.

                                   ARTICLE IV

                                  CAPITAL STOCK

            (1) Shares; Class and Series Authorized.

            The aggregate number of shares of capital stock which the Corporation shall have authority to issue is two hundred (200) shares with no par value.

                                    ARTICLE V

                                AGENT FOR SERVICE

      The Secretary of State is designated as agent of the Corporation upon whom the process of any action or proceeding against it may be served. The postal address to which the Secretary of State shall mail a copy of the process against the Corporation served upon


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him is c/o Silverman, Collura & Chernis, P.C., 381 Park Avenue South, New York,
New York 10016.

                                   ARTICLE VI

                                    DIRECTORS

            (1) Power of the Board of Directors. The property and business of the Corporation shall be controlled and managed by or under the direction of its Board of Directors. In furtherance, and not in limitation of the powers conferred by the laws of the State of New York, the Board of Directors is expressly authorized:

            (a) To make, alter, amend or repeal the By-Laws of the Corporation; provided that no By-Laws hereafter adopted shall invalidate any prior act of the Directors that would have been valid if such By-Laws had not been adopted;

            (b) To determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the property, business and affairs of the Corporation, including the power to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for Board meetings, as well as the manner of taking Board action; and

            (c) To exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of New York, this Restated Certificate of Incorporation, and the By-Laws of the Corporation.

            (2) Number and Qualifications of Directors. The number of directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three. Directors shall be elected to hold office for a term of one year. As used in this Restated Certificate of Incorporation, the term "entire Board of Directors" means the total number of Directors fixed in the manner provided in this Article VI Section (2) and in the By-Laws.

                                   ARTICLE VII

                          INDEMNIFICATION OF DIRECTORS,
                               OFFICERS AND OTHERS


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            (1) Action Not By or on Behalf of the Corporation. The Corporation
      shall indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other Corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other Corporation or any partnership, joint venture, trust employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

            (2) Termination of any Action Does Not Create Presumption. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other Corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

            (3) Action By or on Behalf of the Corporation. The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other Corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other Corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, except that no indemnification under this Article VII, Section (3) shall be made in respect of (1) a


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      threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

            (4) Service to an Employee Benefit Plan. For the purpose of this
      Article VII, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

                                  ARTICLE VIII

                      DIRECTOR LIABILITY TO THE CORPORATION

            (a) A Director's liability to the Corporation for breach of duty to the Corporation or its stockholders shall be limited to the fullest extent permitted by New York law as now in effect or hereafter amended. In particular, no Director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders,
      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 719 of the New York Business Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

            (b) Any repeal or modification of the foregoing paragraph (a) by the stockholders of the Corporation entitled to vote thereon shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            (c) If the Business Corporation Law of the State of New York is amended to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not now


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      liable, shall be free of liability to the fullest extent permitted by the
      Business Corporation Law of the State of New York, as so amended.

                                   ARTICLE IX

                    RESERVATION OF RIGHT TO AMEND CERTIFICATE
                                OF INCORPORATION

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Restated Certificate of Incorporation and all rights and powers conferred in this Restated Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

                                    ARTICLE X

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

            No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board of Directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the stockholders entitled to vote thereon. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction.


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                                   ARTICLE XI

                               PERIOD OF DURATION

      The period of duration of the Corporation shall be perpetual.

            FOURTH: That the capital of the Corporation will not be reduced under or by reason of any amendment in this Restated Certificate of Incorporation.

            FIFTH: That this Restated Certificate of Incorporation has been duly authorized by a vote of the Board of Directors of the Corporation followed by the vote of the shareholders of the Corporation entitled to vote therefor.

            IN WITNESS WHEREOF, Atlantic Express Transportation Corp.. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Domenic Gatto, its President, Chief Executive Officer and Chairman of the Board and by Michael Gatto, its Secretary this 30th day of January, 1997.

                              ATLANTIC EXPRESS TRANSPORTATION CORP.


                              By:_______________________________________
                                    Domenic Gatto
                                    President, Chief Executive Officer
                                    and Chairman of the Board


                              By:_______________________________________
                                    Michael Gatto,
                                    Secretary


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                                  VERIFICATION

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

            I Domenic Gatto, being duly sworn, depose and state that I am the President, Chief Executive Officer and Chairman of the Board of Atlantic Express Transportation Corp., the corporation named in and described in the foregoing certificate and that I have read the foregoing certificate and know the contents thereof to be true, except as to the matters therein stated to be alleged upon information and belief, and as to those matters, I believe them to be true.

                                         _______________________________________
                                                DOMENIC GATTO

Sworn to before me this
        day of January, 1997


________________________________
NOTARY PUBLIC
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                    Restated Certificate of Incorporation of

                      ATLANTIC EXPRESS TRANSPORTATION CORP.

             pursuant to Section 805 of the Business Corporation Law


            Filed By:   Silverman, Collura & Chernis, P.C.
                        381 Park Avenue South  Suite 1601
                        New York, New York  10016